Exhibit 5.03 and 8.01


                                        December 13, 1996



Entergy Gulf States, Inc.
350 Pine Street
Beaumont, Texas 77701


Ladies and Gentlemen:

          We refer to the joint Registration Statement on Form S-2, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof of Entergy Gulf States, Inc. (the "Company") and Entergy Gulf States Capital I (the "Trust") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Preferred Securities (the "Preferred Securities") of the Trust in an aggregate liquidation preference of $85,000,000 to be offered in an underwritten public offering;
(ii) Junior Subordinated Debentures (the "Debentures") of the Company to be issued pursuant to the terms of an indenture from the Company to The Bank of New York, as trustee (the "Indenture"), to be issued and sold by the Company to the Trust; and (iii) Guarantee of the Company with respect to the Preferred Securities (the "Guarantee") to be issued pursuant to the terms of a guarantee agreement between the Company and The Bank of New York, as trustee (the "Guarantee Agreement").

     We are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Texas.

     We are of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Debentures and the Guarantee of the Company will have been taken when:

     (a)  the Company's and the Trust's joint Registration
     Statement, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and the Indenture and the Guarantee
     Agreement shall have been qualified under the Trust
     Indenture Act of 1939, as amended;

     (b) an appropriate order or orders shall have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-8721), as amended and as it may be further amended, authorizing the issuance and sale of the Debentures and the Guarantee;

     (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Debentures and the Guarantee;

     (d) the proposed Indenture and the Guarantee Agreement shall have been appropriately executed and delivered;

     (e) the specific terms of the Debentures and the Guarantee shall have been determined by supplemental indenture, board resolution or officer's certificate; and

     (f) the Debentures and the Guarantee shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     We are further of the opinion that when the foregoing steps have been taken, the Debentures and the Guarantee will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case, except as limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debentures and Guarantee by the underwriters.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. As to all matters of Texas law, we have relied upon an opinion of even date addressed to you by Laurence M. Hamric, Esq., General Attorney -Corporate and Securities of Entergy Services, Inc., Texas counsel to the Company. We consent to the reliance of Mr. Hamric upon our opinion insofar as it relates to matters of New York law.

          We confirm our opinion as set forth under the caption
"Certain United States Federal Income Tax Considerations" in the
Prospectus constituting a part of the joint Registration
Statement.

          We hereby consent to the use of this opinion as an exhibit to the joint Registration Statement, as it may be amended, and consent to such references to our firm as may be made in the joint Registration Statement and in the Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP